UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            February 23, 2007

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

 CommissionFile Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

INFOCUS CORPORATION

FORM 8-K

INDEX

Item	Description

Item 1.01	Entry Into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

Signatures

Item 1.01 Entry Into a Material Definitive Agreement

Settlement Agreement

On February 26, 2007, InFocus Corporation (“InFocus” or “Company”) issued a press release announcing that the Company and Caxton Associates L.L.C. (“Caxton”) entered into a Settlement Agreement (the “Agreement”) on February 23, 2007.  Under the Agreement, Caxton has agreed to not pursue its plans to call a special meeting of the Company’s shareholders.  In exchange, InFocus has agreed to appoint up to two Caxton designees to the InFocus Board of Directors if the Company has not publicly announced a definitive agreement for a sale, merger, or other business combination by April 13, 2007.  The Company also agreed to hold the 2007 Annual Meeting no later than July 31, 2007 or, under certain conditions, August 31, 2007.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are attached hereto and this list is intended to constitute the exhibit index:

10.1  Settlement Agreement between InFocus Corporation and Caxton Associates, L.L.C. dated February 23, 2007.

99.1  Press release dated February 26, 2007 announcing Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2007	INFOCUS CORPORATION

	By:	/s/C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/Roger Rowe
Roger Rowe
Vice President Finance, Chief Financial Officer and Secretary
(Principal Financial Officer)